Exhibit 99.1

Contact:
Steven Pollema
eLoyalty Corporation
(847) 582 7100
ir@eloyalty.com

eLoyalty Reports Results for First Quarter 2005
Company adds 15 new customers and posts strong year-over-year revenue gain

Lake Forest, IL, May 16, 2005 – eLoyalty Corporation (NASDAQ: ELOY), a leading enterprise CRM services and solutions company, today posted first quarter financial results for the period ended April 2, 2005.

For the first quarter of 2005, eLoyalty reported total revenue of $19.5 million, an increase of 35% over the comparable period last year. The company also announced a net loss of $1.9 million, which is favorable by $0.4 million when compared to the first quarter of 2004. The net loss available to common shareholders was $0.37 a share, which is an improvement of $0.08 a share compared to the first quarter of 2004. In addition, as described in detail below, eLoyalty realized non-GAAP “Adjusted Earnings” measure income of $0.4 million for the first quarter of 2005.

eLoyalty’s first quarter 2005 highlights include:

•	Increasing Managed services revenue by 86% on a year over year basis,

•	Adding 15 new customers, bringing eLoyalty’s total customer count to 86 in the first quarter,

•	Achieving positive Adjusted Earnings measure income for the fourth straight quarter,

•	Maintaining Consulting services utilization of 71% and driving slightly higher average billing rates compared to the prior quarter,

•	Improving customer concentration as evidenced by the decrease in the percentage of revenue generated by our top 5, 10 and 20 customer groupings, and

•	Maintaining favorable DSO of 51 days.

Revenue and Clients

Total revenue and Services revenue in the first quarter of 2005 increased by 35% and 30%, respectively, compared to the first quarter of 2004. Approximately 51% of the year-over-year Services revenue growth, and 40% of the total revenue growth, is the result of the acquisition of the assets of Interelate, Inc., which was completed in July of 2004. The remaining increase was due to organic growth in our other Consulting and Managed services offerings. First quarter 2005 Services revenue of $17.1 million represents a decrease of 6% when compared to the fourth quarter of 2004. This sequential decline was primarily due to a $1.9 million reduction in spending by our 4 largest customers from the fourth quarter. These four customers remain active in the second quarter and we expect them to be active throughout 2005. The reduced level of spending by these clients was partially offset by the revenue generated from new clients in the quarter. The following is a summary of revenue by major component:

	Three Months Ended
(000's)	04/02/2005	03/27/2004
Revenue:
Consulting services	$12,088	$10,475
Managed services	5,023	2,700

Services revenue	17,111	13,175
Product	1,388	426
Reimbursed expenses	991	823

Total revenue	$19,490	$14,424

Service Lines and Strategic Initiatives

eLoyalty continued to build new business momentum through its principal service lines: Internet Protocol Contact Center (IPCC), Behavioral Analytics, Contact Center Optimization Solutions and Marketing Solutions.

Internet Protocol Contact Center highlights include:

•	Signing 4 new IPCC Clients,

•	Finalizing the contract and beginning work on an Enterprise IPCC and IP Telephony engagement at one of our large financial services clients, and

•	Being selected for two large Enterprise IPCC and IP Telephony engagements, one with an existing client and one with a new client.

Behavioral Analytics highlights include:

•	Completing deployment of our solution and commencing multi-year subscriptions at two of our Behavioral Analytics clients, and

•	Being selected for a pilot project at a major US health insurance company.

Balance Sheet

The company continues to maintain a strong balance sheet, including a total cash and short-term investment balance of approximately $24.7 million. This compares to a total cash and short-term investment balance of $27.8 million at the end of the previous quarter. Primary uses of cash in the first quarter include the payment of accrued non-VP bonuses for 2004 ($1.1 million), annual pre-payment of our corporate insurance premiums ($0.7 million) and the Series B stock dividend ($0.7 million).

During the quarter, we concluded that it was appropriate to classify certain securities (auction rate municipal bonds and auction rate preferred funds) as short-term investments. Previously, such investments had been classified as cash and cash equivalents. At the end of the first quarter, we held $4.0 million in short-term investments. A more detailed discussion of this revised classification is included in our Form 10-Q anticipated to be filed with the SEC on May 17, 2005.

Adjusted Earnings Measure1

On a non-GAAP basis, in the first quarter of 2005, eLoyalty realized “Adjusted Earnings” measure income of $0.4 million, which is an improvement of $1.3 million compared to the first quarter of 2004. The following table presents the calculation of the Adjusted Earnings measure for the periods presented below, including reconciliation to GAAP results for those periods. See Footnote 1, below, for an explanation of the Adjusted Earnings measure presented in this press release.

Definition and Calculation of Adjusted Earnings Measure

	Three Months Ended
(000's)	04/02/2005	03/27/2004
GAAP – Operating Loss	$(2,009)	$(2,344)
Add back (reduce) the effect of:
Noncash compensation	693	530
Severance and related costs	—	(234)
Depreciation and amortization	1,694	1,156

Adjusted Earnings Measure – Income (Loss)	$378	$(892)

Current Business Outlook
The company remains optimistic that the positive trends that have emerged over the past year will continue to drive gradual improvement in eLoyalty’s business results. The company’s planning assumptions for the second quarter of 2005 include:

•	Continuing transition of the revenue portfolio to reduce customer concentration and increase the percentage of Managed services revenue,

•	Increasing size and complexity of new Managed services and IPCC engagements, leading to longer durations to complete contracts and begin revenue recognition,

•	Increasing the amount of Product revenue (third-party hardware and software), principally related to our IPCC service line,

•	Continuing gross margin pressure, principally for consulting services, and

•	Continuing tight control of all discretionary expenditures.

1   eLoyalty presents the above reconciliation of GAAP (generally accepted accounting principles) results to non-GAAP “Adjusted Earnings” results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty’s operational activities by focusing on cash earnings performance, exclusive of the financial impact of decisions made with the intention of improving the company’s operating performance through expense reduction activities. Further, management believes that it is useful to analyze the company’s performance excluding the impact of severance and related costs, since the amount of these costs varies significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. However, adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments may be recorded in future periods. The Adjusted Earnings measure also reflects the company’s resources available to invest in the business, strengthen the balance sheet and fund any future cost reduction initiatives. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected above to understand and analyze the results of its business. The Adjusted Earnings measure should be considered in addition to, not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Given these factors, eLoyalty’s current outlook for the second quarter of 2005 is as follows:

•	Achieving Services revenue in the range of $16.5 million to $18.0 million,

•	Achieving Total revenue in the range of $19.0 million to $22.0 million, and

•	Adding 6 to 10 new clients.

Conference Call Information
eLoyalty management will host a conference call at 8:30 a.m. eastern time on Tuesday, May 17, 2005. A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that participants using the Web access the site at least fifteen minutes before the webcast begins, in order to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until May 24, 2005 by dialing (866) 518-1010 or, for international callers, (416) 695-5275. There is no passcode for the replay.

About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM) related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers’ requirements or preferences for the company’s services (because the company’s business is relationship based, substantially all of the company’s customers retain the right to defer or cancel the company’s engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company’s reputation and financial strength to remain competitive; the company’s ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software;

the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty’s financial results; eLoyalty’s ability to integrate acquired operations into its business in the manner anticipated; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	For the
	Three Months Ended
	April 2,	March 27,
	2005	2004
Revenue	$19,490	$14,424

Operating Expenses:
Cost of services	14,718	11,093
Selling, general and administrative	5,087	4,753
Severance and related costs	—	(234)
Depreciation and amortization	1,694	1,156

Total operating expenses	21,499	16,768

Operating loss	(2,009)	(2,344)
Interest income (expense) and other, net	77	43

Loss before income taxes	(1,932)	(2,301)
Income tax benefit	—	—

Net loss	(1,932)	(2,301)
Dividends related to Series B preferred stock	(369)	(387)

Net loss available to common stockholders	$(2,301)	$(2,688)

Basic net loss per common share	$(0.37)	$(0.45)

Diluted net loss per common share	$(0.37)	$(0.45)

Shares used to calculate basic net loss per share	6,224	5,927

Shares used to calculate diluted net loss per share	6,224	5,927

Noncash compensation included in individual line items above:
Cost of services	$283	$148
Selling, general and administrative	410	382

Total noncash compensation	$693	$530

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	April 2,	January 1,
	2005	2005
ASSETS:
Current Assets:
Cash and cash equivalents	$20,066	$20,095
Restricted cash	664	698
Short-term investments	3,972	6,975
Receivables (net of allowances of $389 and $389)	11,034	11,187
Prepaid expenses	4,023	2,829
Other current assets	296	578

Total current assets	40,055	42,362
Equipment and leasehold improvements, net	5,337	6,779
Goodwill	2,646	2,650
Intangibles, net	1,556	1,713
Long-term receivables and other	1,600	1,863

Total assets	$51,194	$55,367

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$1,998	$1,528
Accrued compensation and related costs	3,475	4,165
Unearned revenue	3,865	4,466
Other current liabilities	2,822	3,638

Total current liabilities	12,160	13,797
Long-term unearned revenue	361	774
Other long-term liabilities	567	664

Total liabilities	13,088	15,235

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,127,602 and 4,150,803 shares issued and outstanding with a liquidation preference of $21,419 and $21,910 at April 2, 2005 and January 1, 2005, respectively	21,051	21,169

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 7,407,005 and 7,407,065 shares issued and outstanding, respectively	74	74
Additional paid-in capital	150,118	150,659
Accumulated deficit	(122,964)	(121,032)
Accumulated other comprehensive loss	(3,667)	(3,451)
Unearned compensation	(6,506)	(7,287)

Total stockholders’ equity	17,055	18,963

Total liabilities and stockholders’ equity	$51,194	$55,367

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the
	Three Months Ended
	April 2,	March 27,
	2005	2004
Cash Flows from Operating Activities:
Net loss	$(1,932)	$(2,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and noncash compensation	2,387	1,686
Changes in assets and liabilities, net of effect of acquisition:
Receivables	97	(1,386)
Prepaids and other current assets	(922)	(1,774)
Accounts payable	474	(834)
Accrued compensation and related costs	(949)	(383)
Unearned revenue	(1,014)	3,354
Other liabilities	(432)	(105)
Long-term receivables and other	209	(1,099)

Net cash used in operating activities	(2,082)	(2,842)

Cash Flows from Investing Activities:
Interelate acquisition	4	—
Sale (purchase) of short-term investments	3,003	(1,025)
Capital expenditures and other	(75)	(38)

Net cash provided by (used in) investing activities	2,932	(1,063)

Cash Flows from Financing Activities:
Decrease in restricted cash	34	221
Payment of Series B dividends	(742)	(742)

Net cash used in financing activities	(708)	(521)

Effect of exchange rate changes on cash and cash equivalents	(171)	(108)

Decrease in cash and cash equivalents	(29)	(4,534)
Cash and cash equivalents, beginning of period	20,095	27,103

Cash and cash equivalents, end of period	$20,066	$22,569

Supplemental Disclosures of Cash Flow Information:
Cash (paid) refunded for income taxes, net	$(4)	$(41)